                                                                     EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 14, 2004, relating to the financial statements and financial highlights which appears in the March 31,2004 Annual Report to Shareholders of the Nicholas-Applegate Institutional Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
February    , 2005